EXHIBIT 16.1

[LETTERHEAD OF DELOITTE & TOUCHE LLP]

August 17, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of BUCA, Inc.’s Form 8-K dated August 14, 2006, and have the following comments:

1.	We agree with the statements made in the first, second, third, fourth, fifth, sixth, and seventh paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the eighth and ninth paragraphs.

Yours truly,

/s/ Deloitte & Touche LLP